Exhibit 10.1

NLIGHT, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the nLight, Inc. 2018 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement, which includes the Notice of Restricted Stock Grant (the “Notice of Grant”), Terms and Conditions of Restricted Stock Grant attached hereto as Exhibit A, and all appendices and exhibits attached thereto (all together, the “Award Agreement”).

NOTICE OF RESTRICTED STOCK GRANT

Participant:

Address:

The undersigned Participant has been granted the right to receive an Award of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Shares of Restricted Stock:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Shares of Restricted Stock will vest and the Company’s right to reacquire the Restricted Stock will lapse in accordance with the following schedule:

25% of the Shares of Restricted Stock will vest on the first four anniversaries of the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date.

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Shares of Restricted Stock, the Shares of Restricted Stock and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Award Agreement. In addition, by Participant’s signature below, Participant acknowledges that the Plan and this Award Agreement contain all terms and conditions applicable to this Award of Restricted Stock, including any amendments made following the Grant Date, and that Participant waives and forever discharges the Company from any right to receive any additional benefits with respect to this Award of Restricted Stock.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	NLIGHT, INC.

Signature	By

Print Name	Title

Residence Address:

2

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.                                      Grant.  The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan for past services and as a separate incentive in connection with his or her services and not in lieu of any salary or other compensation for his or her services, an Award of Shares of Restricted Stock, subject to all of the terms and conditions in this Award Agreement and the Plan, and the Separate Agreement (as applicable), which are incorporated herein by reference.  Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.                                      Escrow of Shares.

(a)                                 All Shares of Restricted Stock will, upon execution of this Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”).  The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.

(b)                                 The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c)                                  Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company.  Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d)                                 The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.

(e)                                  Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon as when the Shares are released from escrow.

(f)                                   In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement.  If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement.  The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g)                                  The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares of Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Award Agreement.

3.                                      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan.  If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5.                                      Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, the balance of the Shares of Restricted Stock that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder.  .  Participant hereby appoints the Escrow Agent with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Tax Obligations

(a)                                 Responsibility for Taxes.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which the Participant is providing services, the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Shares of Restricted Stock, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant or vesting of Shares of Restricted Stock or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Shares of Restricted Stock (or vesting of such Shares hereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient.  Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Shares of Restricted Stock, including, but not limited to, the grant or vesting of the Shares of Restricted Stock, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Shares of Restricted Stock to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.  Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.  If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b)                                 Tax Withholding.  When Shares of Restricted Stock vest, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer.  If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction.  Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Tax Obligations.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (iii) withholding the amount of such Tax Obligations from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iv) delivering to the Company already vested and owned Shares having a fair market value equal to such Tax Obligations, or (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Tax Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences).  To the extent determined appropriate by the Administrator in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations under the method prescribed under Section 7(ii) and, until determined otherwise by the Administrator, this will be the method by which such tax withholding obligations are satisfied.  Further, if Participant is subject to tax in more than one jurisdiction between the Date of Grant and a date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges and agrees that the Company and/or the Service Recipient (and/or former employer, as applicable) may be required to withhold or account for tax in more than one jurisdiction.  If Participant fails to make satisfactory arrangements for the payment of such Tax Obligations hereunder at the time any applicable Shares of Restricted Stock otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Shares of Restricted Stock and any right to receive Shares thereunder will be returned to the Company at no cost to the Company.  Participant acknowledges and agrees that the Company may refuse to deliver the Shares if such Tax Obligations are not delivered at the time they are due.

8.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Escrow Agent.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.  Except as provided in Section 2(f), after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE

VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at nLight, Inc., 5408 NE 88th Street, Building E, Vancouver, WA 98665, or at such other address as the Company may hereafter designate in writing.

11.                               Grant is Not Transferable.  Except for the escrow described in Section 2 or transfer of the Shares to the Company or its assignees contemplated by this Award Agreement, and except to the limited extent provided in Section 6, the unvested Shares subject to this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until such Shares shall have vested in accordance with the provisions of this Award Agreement.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares of Restricted Stock subject to this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the then-unvested Shares of Restricted Stock will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

12.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.                               Additional Conditions to Issuance of Stock.  The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration, rule compliance or other qualification of such Shares under any U.S. federal, state, or local or non-U.S. law, tax code or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body or under any Applicable Laws, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.  The Company will make all reasonable efforts to meet the requirements of any such Applicable Laws and to obtain any such consent or approval of any such governmental authority.

14.                               Nature of Grant.  In accepting the grant, Participant acknowledges, understands, and agrees that:

(a)                                 the grant of the Shares of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares of Restricted stock, or benefits in lieu of Shares of Restricted Stock, even if Shares of Restricted Stock have been granted in the past;

(b)                                 all decisions with respect to future Award of Restricted Stock or other grants, if any, will be at the sole discretion of the Company;

(c)                                  Participant is voluntarily participating in the Plan;

(d)                                 the Shares of Restricted Stock are not intended to replace any pension rights or compensation;

(e)                                  the Shares of Restricted Stock, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)                                   the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;

(g)                                  for purposes of this Award, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Shares of Restricted Stock under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(h)                                 unless otherwise provided in the Plan or by the Company in its discretion, the Shares of Restricted Stock and the benefits evidenced by this Award Agreement do not create any entitlement to have the Shares of Restricted Stock or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i)                                     the following provisions apply only if Participant is providing services outside the United States:

(1)                                 the Shares of Restricted Stock are not part of normal or expected compensation or salary for any purpose;

(2)                                 Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Shares of Restricted Stock or of any amounts due to Participant pursuant to the vesting of the Shares of Restricted Stock or the subsequent sale of any Shares acquired upon settlement; and

(3)                                 no claim or entitlement to compensation or damages shall arise from forfeiture of the Shares of Restricted Stock resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Shares of Restricted Stock to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

(j)                                    No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(k)                                 Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Shares of Restricted Stockf or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Company or any Parent or Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Shares of Restricted Stock or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15.                               Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

16.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

19.                               Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

20.                               Modifications to the Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time (together, “Section 409A”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Shares of Restricted Stock.

21.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

22.                               Governing Law.  This Award Agreement will be governed by the laws of Washington, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of Clark County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Award is made and/or to be performed.